UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

February 11, 2022

ProtoKinetix, Incorporated

(Exact name of registrant as specified in its charter)

Nevada	000-32917	94-3355026
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

412 Mulberry Street

Marietta, OH 45750

Address of principal executive offices

304-299-5070

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Item 3.03. Material Modification to Rights of Security Holders.

Please see the description in Items 5.03 and 5.07 below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 5.07 for information regarding the election of directors at the Company’s Annual Stockholder Meeting on February 11, 2022.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 5.07 for information regarding approval of the Amended and Restated Articles of Incorporation at the Company’s Annual Stockholder Meeting on February 11, 2022.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company convened its virtual Annual Stockholder Meeting (the “Annual Stockholder Meeting”) on February 11, 2022 at 4:00 p.m. Eastern Time. A quorum was present for the Meeting.

At the Annual Stockholder Meeting, five proposals were submitted to the stockholders for approval as set forth in the definitive Proxy Statement as filed with the SEC on December 30, 2021. As of the record date, December 22, 2021, a total of 296,393,485 shares of common stock of the Company were issued and outstanding and entitled to vote. The holders of record of 196,650,379 shares of common stock were present in person or represented by proxy at said meeting. Such amount represented 66.34% of the shares entitled to vote at such meeting.

At the Meeting, the stockholders approved five of the five proposals submitted. The votes on the proposals were cast as set forth below:

1.	Proposal No. 1 – Election of directors. The stockholders elected the director nominees presented to the stockholders: Clarence Smith and Edward McDonough to serve one-year terms as directors until successors are elected and qualified.

Name	Shares FOR	WITHHOLD Authority To Vote	Broker Non-Vote
Clarence Smith	185,055,809	890,242	10,704,328
Edward McDonough	183,903,604	2,042,447	10,704,328

2.	Proposal No. 2 – Approval to amend and restate the Company’s Articles of Incorporation. The stockholders approved the amendment and restatement of the Articles of Incorporation to increase the total number of authorized shares of common stock in the Company from 400,000,000 to 500,000,000. The stockholders also approved additional provisions to the Articles of Incorporation addressing officer and director liability, conflicting interest transactions, and director and officer indemnification.

Shares FOR	Shares AGAINST	ABSTAIN	Broker Non-Vote
184,335,129	1,583,019	27,903	10,704,328

3.	Proposal No. 3 – Approval of the Executive Compensation Plan. The stockholders approved the Company’s Executive Compensation Plan for the named executive officers and the accompanying narrative disclosures.

Shares FOR	Shares AGAINST	ABSTAIN	Broker Non-Vote
181,224,448	1,522,342	3,199,261	10,704,328

4.	Proposal No. 4 – Advisory vote frequency regarding executive compensation. The stockholders voted for the Company to conduct advisory votes on executive compensation every three years.

Every THREE Years	Every TWO Years	Every ONE Year	Abstain	Broker Non-Vote
175,276,604	2,231,600	4,993,301	3,444,546	10,704,328

5.	Proposal No. 5 – Approval of Auditor. The stockholders ratified and approved the appointment of Davidson & Company LLP as the Company’s independent registered accounting firm for the 2022 fiscal year.

Shares FOR	Shares AGAINST	ABSTAIN
195,432,709	1,215,202	2,468

Item 7.01 Regulation FD Disclosure.

For a recording of the Annual Stockholder Meeting which includes commentary by the Company’s directors, officers, consultants, and employees, please see: www.virtualshareholdermeeting.com/PKTX2022.

Item 8.01 Other Events.

For a copy of the presentations made by certain consultants and employees of the Company at the Annual Stockholder Meeting, please refer to the Definitive Additional Materials filed with the SEC on Schedule 14A on February 11, 2022.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation as approved by the Board of Directors on December 20, 2021 and the stockholders on February 11, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 14th day of February, 2022.

ProtoKinetix, Inc.

By:	/s/ Clarence Smith
Clarence Smith, President & CEO